news release

GODADDY REPORTS SECOND QUARTER 2018 EARNINGS RESULTS
Q2 Revenue up 17% on Growing Customers and ARPU;
Operating Cash Flow up 14% and uFCF up 15%

SCOTTSDALE, Ariz., August 2, 2018 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the second quarter ended June 30, 2018.
“GoDaddy successfully delivered another solid quarter with continued customer, revenue, and cash flow growth,” said GoDaddy CEO Scott Wagner. “We are making great progress on our 2018 strategic initiatives including growing the adoption of GoCentral and beginning the integration of Main Street Hub. We continue to see tremendous opportunity for long-term growth, as we expand both our product offerings and the customers we serve."

Consolidated Second Quarter Financial Highlights(1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$651.6	$557.8	16.8%	$1,284.8	$1,047.5	22.7%
Net cash provided by operating activities	$128.9	$113.3	13.8%	$277.3	$239.9	15.6%
Non-GAAP Results
Unlevered free cash flow	$154.7	$135.0	14.6%	$317.1	$249.1	27.3%
Operating Metrics
Total bookings	$754.2	$667.5	13.0%	$1,537.3	$1,292.3	19.0%
Total customers at period end	17,980	16,878	6.5%	17,980	16,878	6.5%
ARPU(2)	$142	$129	10.2%	$142	$129	10.2%

(1)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

(2)
2017 ARPU was muted by the impact of the acquisition of HEG as our trailing twelve month revenue for the period included only three months of HEG’s results for this annual measure as well as purchase price accounting adjustments.

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•	Total revenue of $651.6 million, up 16.8% year over year.

•	Total bookings of $754.2 million, up 13.0% year over year.

•	Net cash provided by operating activities of $128.9 million, up 13.8% year over year.

•	Unlevered free cash flow of $154.7 million, up 14.6% year over year.

•	Customers of 18.0 million as of June 30, 2018, up 6.5% year over year.

•	Average revenue per user (ARPU) of $142, up 10.2% year over year.

•	Domains revenue of $304.8 million, up 15.8% year over year.

•	Hosting and Presence revenue of $244.6 million, up 13.8% year over year.

•	Business Applications revenue of $102.2 million, up 28.4% year over year.

•	International revenue of $233.3 million, up 24.3% year over year.

Operating Highlights

•
GoDaddy closed the Main Street Hub acquisition for approximately $127 million, net of cash acquired, plus up to $50 million in potential future earnouts. Main Street Hub provides small businesses with a complete "do-it-for-me" service for managing engagement on the most popular social networks and review platforms.

•
GoDaddy's GoCentral website builder continues to show strong momentum with more users adopting the product's ecommerce capabilities, using mobile devices for end-to-end editing and publishing, and upgrading to premium packages.

•
GoCentral continued to launch features designed for customer success in Q2, including Square inventory import and sync functionality, robust class and staff scheduling, Facebook integrations allowing sellers to easily share products via social media in addition to their website and new in-product dynamic recommendations based on a customer's industry that will help them get more traffic and bookings.

•	GoDaddy completed a secondary offering of 11.6 million shares of its Class A common stock sold by certain of its stockholders at $70.73 per share in May 2018, increasing the publicly available float.

•
GoDaddy appointed Caroline Donahue and Ryan Roslansky to its board of directors. Ms. Donahue, former Chief Marketing and Sales Officer at Intuit, and Mr. Roslansky, Senior Vice President of Product at LinkedIn, bring deep knowledge and leadership in global marketing, sales, product and customer experience.

Balance Sheet
At June 30, 2018, total cash, cash equivalents and short-term investments were $828.5 million, total debt was $2,469.8 million and net debt was $1,641.3 million.
Business Outlook
For the third quarter ending September 30, 2018, GoDaddy expects total revenue in the range of $670 to $675 million. For the full year 2018, GoDaddy raised its revenue expectations to a range of $2.645 to $2.655 billion, representing approximately 19% growth at the midpoint. The full year revenue outlook includes roughly $10 million per quarter in the back half of the year from the recent acquisition of Main Street Hub.
For the full year 2018, GoDaddy is raising its unlevered free cash outlook to $615 to $625 million, representing approximately 25% growth at the midpoint versus the $496 million in unlevered free cash generated in 2017. GoDaddy expects full year cash interest payments of

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approximately $90 million to $95 million and cash tax-related payments of $25 million to $30 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss second quarter 2018 results at 5:00 p.m. Eastern Time on August 2, 2018. To hear the call, dial (866) 393-4306 in the United States or (734) 385-2616 from international locations, with passcode 8879006. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding the integration of recent or planned acquisitions; any statements regarding our future financial results; statements concerning our acquisitions of HEG and Main Street Hub, and the projected impact of the acquisitions on our business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and

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motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the GoDaddy's Annual Report on Form 10-K for the year ended December 31, 2017, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metric
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metric. We believe that these non-GAAP financial measures and other operating metric are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

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Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With 18 million customers worldwide and 77 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Domains	$304.8	$263.3	$596.5	$504.1
Hosting and presence	244.6	214.9	484.4	393.2
Business applications	102.2	79.6	203.9	150.2
Total revenue	651.6	557.8	1,284.8	1,047.5
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	221.3	196.4	436.6	373.2
Technology and development	105.1	90.1	207.1	170.3
Marketing and advertising	67.4	62.5	141.9	129.9
Customer care	76.3	75.4	156.7	142.4
General and administrative	81.0	71.8	157.4	132.8
Depreciation and amortization	57.0	55.5	114.8	87.1
Total costs and operating expenses	608.1	551.7	1,214.5	1,035.7
Operating income(2)	43.5	6.1	70.3	11.8
Interest expense	(24.7)	(22.0)	(48.5)	(34.8)
Tax receivable agreements liability adjustment	—	32.0	(0.1)	37.0
Loss on debt extinguishment	—	—	—	(1.7)
Other income (expense), net	0.2	2.7	1.2	4.4
Income from continuing operations before income taxes	19.0	18.8	22.9	16.7
Benefit for income taxes	1.2	4.6	1.5	3.6
Income from continuing operations	20.2	23.4	24.4	20.3
Loss from discontinued operations, net of income taxes	—	(5.3)	—	(5.3)
Net income	20.2	18.1	24.4	15.0
Less: net income (loss) attributable to non-controlling interests	2.1	(2.7)	3.0	(6.4)
Net income attributable to GoDaddy Inc.	$18.1	$20.8	$21.4	$21.4
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—basic:
Continuing operations	$0.12	$0.25	$0.15	$0.28
Discontinued operations	—	(0.05)	—	(0.06)
Net income attributable to GoDaddy Inc.	$0.12	$0.20	$0.15	$0.22
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—diluted:
Continuing operations	$0.11	$0.13	$0.14	$0.11
Discontinued operations	—	(0.03)	—	(0.03)
Net income attributable to GoDaddy Inc.	$0.11	$0.10	$0.14	$0.08
Weighted-average shares of Class A common stock outstanding:
Basic	152,577	101,800	145,249	95,734
Diluted	180,881	176,716	179,955	177,796
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$13.6	$8.9	$27.3	$17.3
Marketing and advertising	2.1	1.5	5.0	3.2
Customer care	1.3	1.2	2.5	1.6
General and administrative	11.2	7.4	24.9	13.3
Total equity-based compensation expense	28.2	19.0	59.7	35.4

(2)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$809.7	$582.7
Short-term investments	18.8	12.3
Accounts and other receivables	23.6	18.4
Registry deposits	46.1	34.7
Prepaid domain name registry fees	373.5	351.5
Prepaid expenses and other current assets	79.1	59.9
Total current assets	1,350.8	1,059.5
Property and equipment, net	281.0	297.9
Prepaid domain name registry fees, net of current portion	184.5	180.8
Goodwill	2,837.5	2,859.9
Intangible assets, net	1,251.3	1,326.0
Other assets	22.8	14.2
Total assets	$5,927.9	$5,738.3
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$51.9	$59.6
Accrued expenses and other current liabilities	400.3	469.6
Deferred revenue	1,385.2	1,264.8
Long-term debt	16.7	16.7
Total current liabilities	1,854.1	1,810.7
Deferred revenue, net of current portion	628.7	596.8
Long-term debt, net of current portion	2,402.5	2,410.8
Payable to related parties pursuant to tax receivable agreements	179.2	153.0
Other long-term liabilities	52.6	75.0
Deferred tax liabilities	136.5	145.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	590.1	484.4
Retained earnings	109.1	87.7
Accumulated other comprehensive loss	(67.8)	(85.7)
Total stockholders' equity attributable to GoDaddy Inc.	631.6	486.5
Non-controlling interests	42.7	60.0
Total stockholders' equity	674.3	546.5
Total liabilities and stockholders' equity	$5,927.9	$5,738.3

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net income	$24.4	$15.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114.8	87.1
Equity-based compensation	59.7	35.4
Tax receivable agreements liability adjustment	0.1	(37.0)
Other	(6.5)	1.5
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(11.5)	(0.2)
Prepaid domain name registry fees	(26.6)	(26.8)
Deferred revenue	154.2	161.9
Other long-term liabilities	(20.6)	1.5
Other operating assets and liabilities	(10.7)	1.5
Net cash provided by operating activities	277.3	239.9
Investing activities
Purchases of short-term investments	(6.9)	(6.4)
Maturities of short-term investments	0.4	0.6
Business acquisitions, net of cash acquired	(14.1)	(1,871.2)
Payment of PlusServer sales price adjustment	(4.3)	—
Purchases of property and equipment	(35.9)	(36.5)
Other investing activities	(10.0)	—
Net cash used in investing activities	(70.8)	(1,913.5)
Financing activities
Proceeds received from:
Debt issued to finance HEG acquisition	—	1,953.1
Stock option exercises	35.7	33.3
Sale of Class A common stock, net of expenses	—	21.7
Issuance of Class A common stock under employee stock purchase plan	11.9	9.2
Payments made for:
Repurchases of LLC Units	—	(275.0)
Financing-related costs	—	(38.9)
Distributions to holders of LLC Units	—	(10.0)
Repayment of term loans	(12.5)	(2.7)
Contingent consideration for business acquisitions	(9.2)	(0.7)
Capital leases and other financing obligations	(4.0)	(5.5)
Net cash provided by financing activities	21.9	1,684.5
Effect of exchange rate changes on cash and cash equivalents	(1.4)	1.8
Net increase in cash and cash equivalents	227.0	12.7
Cash and cash equivalents, beginning of period	582.7	566.1
Cash and cash equivalents, end of period	$809.7	$578.8

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Total Bookings:
Total revenue	$651.6	$557.8	$1,284.8	$1,047.5
Change in deferred revenue	52.2	66.1	154.5	159.8
Net refunds	50.0	41.8	99.9	81.7
Other	0.4	1.8	(1.9)	3.3
Total bookings	$754.2	$667.5	$1,537.3	$1,292.3

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$128.9	$113.3	$277.3	$239.9
Impact of discontinued operations(1)	21.4	(3.0)	21.4	(3.0)
Cash paid for interest on long-term debt	20.0	25.9	40.5	34.7
Cash paid for acquisition-related costs	4.2	18.5	13.8	24.0
Capital expenditures	(19.8)	(16.7)	(35.9)	(36.5)
Cash paid for tax-related distributions	—	(3.0)	—	(10.0)
Unlevered free cash flow	$154.7	$135.0	$317.1	$249.1

(1)	Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

The following table details certain items included in our condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Operating income includes the following:
Financing-related fees related to debt modifications recorded in general and administrative expenses	$—	$—	$—	$3.2
Acquisition-related expenses recorded in general and administrative expenses	10.2	13.7	16.5	17.2

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June 30, 2018

(in millions)
Net Debt:
Current portion of long-term debt	$16.7
Long-term debt	2,402.5
Unamortized original issue discount on long-term debt	30.4
Unamortized debt issuance costs	20.2
Total debt	2,469.8
Less: Cash and cash equivalents	(809.7)
Less: Short-term investments	(18.8)
Net debt	$1,641.3
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	June 30,
	2018	2017

	(in thousands)
Shares Outstanding:
Class A common stock	158,098	110,751
Class B common stock	13,906	53,994
Total common stock outstanding	172,004	164,745
Effect of dilutive securities	9,642	10,157
	181,646	174,902
CONTACTS:
Investors
Christie Masoner
602.817.7253
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2018 GoDaddy Inc. All Rights Reserved.

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